Exhibit 99.1

Bain Capital Specialty Finance, Inc. Announces September 30, 2021 Financial Results and Declares Fourth Quarter 2021 Dividend of $0.34 per Share

BOSTON – November 3, 2021 – Bain Capital Specialty Finance, Inc. (NYSE: BCSF, the “Company”, “our” or “we”) today announced financial results for the third quarter ended September 30, 2021, and that its Board of Directors has declared a dividend of $0.34 per share for the fourth quarter of 2021.

“Our positive third quarter earnings results were driven by higher interest income and continued stable credit quality across our diversified portfolio,” said Michael Ewald, Chief Executive Officer of BCSF. “We also had a strong quarter of new origination activity, demonstrating the strength of Bain Capital Credit’s Private Credit Group in sourcing compelling new investment opportunities in the middle market.”

QUARTERLY HIGHLIGHTS

•	Net investment income per share was $0.34, as compared to $0.34 for the quarter ended June 30, 2021;

•	Net income per share was $0.36, as compared to $0.66 for the quarter ended June 30, 2021;

•	Net asset value per share as of September 30, 2021 was $17.03, as compared to $17.01 as of June 30, 2021;

•	Gross and net investment fundings were $286.4 million and $31.5 million, respectively. Ending debt-to-equity (net of cash) ratio was 1.15x, as compared to 1.12x as of June 30, 2021;

•	No investments were on non-accrual status as of September 30, 2021;

•	Subsequent to quarter-end, the Company’s Board of Directors declared a dividend of $0.34 per share for the fourth quarter of 2021 payable to stockholders of record as of December 31, 2021(1); and

•	On October 13, 2021, the Company closed an offering of $300.0 million aggregate principal amount of 2.55% unsecured notes due 2026. The net proceeds of the offering were primarily used to pay down debt under the Company’s revolving credit facilities.

SELECTED FINANCIAL HIGHLIGHTS

($ in millions, unless otherwise noted)	Q3 2021	Q2 2021
Net investment income per share	$0.34	$0.34
Net investment income	$21.8	$21.9
Earnings per share	$0.36	$0.66
Dividends per share declared and payable	$0.34	$0.34

($ in millions, unless otherwise noted)	As of September 30, 2021	As of June 30, 2021
Total fair value of investments	$2,356.7	$2,319.5
Total assets	$2,498.7	$2,449.3
Total net assets	$1,099.7	$1,098.3
Net asset value per share	$17.03	$17.01

PORTFOLIO AND INVESTMENT ACTIVITY

For the three months ended September 30, 2021, the Company invested $286.4 million in 39 portfolio companies, including $229.1 million in 10 new companies, $46.2 million in 28 existing companies and $11.1 million in the ISLP. The Company had $254.9 million of principal repayments and sales in the quarter. On a net basis, our investments in the quarter totaled $31.5 million.

For the three months ended September 30, 2021, the ISLP invested $63.5 million in five portfolio companies. The ISLP had $62.3 million of principal repayments and sales in the quarter. On a net basis, ISLP’s investments in the quarter totaled $1.2 million.

Investment Activity for the Quarter Ended September 30, 2021:

($ in millions)	Q3 2021	Q2 2021
Investment Fundings	$286.4	$213.2
Sales and Repayments	$254.9	$257.7
Net Investment Activity	$31.5	$(44.5)

As of September 30, 2021, the Company’s investment portfolio had a fair value of $2,356.7 million, comprised of investments in 105 portfolio companies operating across 29 different industries.

Investment Portfolio at Fair Value as of September 30, 2021:

Investment Type	$ in Millions	% of Total
First Lien Senior Secured Loans	$1,887.2	80.1%
Second Lien Senior Secured Loans	116.2	4.9
Subordinated Debt	16.8	0.7
Equity Interest	160.9	6.8
Preferred Equity	32.2	1.4
Warrants	0.1	0.0
Investment Vehicles	143.3	6.1
Subordinated Note in ISLP	105.9	4.5
Equity Interest in ISLP	37.4	1.6
Total	$2,356.7	100.0%

As of September 30, 2021, the weighted average yield on the investment portfolio at amortized cost and fair value were 7.5% and 7.6%, respectively, as compared to 7.5% and 7.7%, respectively, as of June 30, 2021.(2) 98.9% of the Company’s debt investments at fair value were in floating rate securities.

As of September 30, 2021, no investments were on non-accrual status.

As of September 30, 2021, ISLP’s investment portfolio had an aggregate fair value of $395.8 million, comprised of investments in 23 portfolio companies operating across 10 different industries. The investment portfolio on a fair value basis was comprised of 96.7% first lien senior secured loans and 3.3% second lien senior secured loans. 100% of ISLP’s debt investments at fair value were in floating rate securities.

RESULTS OF OPERATIONS

For the three months ended September 30, 2021 and June 30, 2021, total investment income was $49.5 million and $46.5 million, respectively. The increase in investment income was primarily due to an increase in prepayment related income and other income.

Total expenses (before taxes), net of fee waivers for the three months ended September 30, 2021 and June 30, 2021 were $27.8 million and $24.6 million, respectively. The increase was primarily driven by an increase in investment advisory fees as a result of no fee waivers by the Advisor given the Company’s net investment income coverage of the dividend during the quarter ended September 30, 2021.

Net investment income for the three months ended September 30, 2021 and June 30, 2021 was $21.8 million or $0.34 per share and $21.9 million or $0.34 per share, respectively.

During the three months ended September 30, 2021, the Company had net realized and unrealized gains of $1.6 million.

Net increase in net assets resulting from operations for the three months ended September 30, 2021 was $23.3 million, or $0.36 per share.

CAPITAL AND LIQUIDITY

As of September 30, 2021, the Company had total principal debt outstanding of $1,356.7 million, including $179.7 million outstanding in the Company’s credit facility with JPMorgan Chase Bank, National Association (the “JPM Credit Facility”), $365.7 million outstanding of the notes issued through BCC Middle Market CLO 2018-1 LLC, $398.8 million outstanding of the debt issued through BCC Middle Market CLO 2019-1 LLC, $112.5 million outstanding in the Company’s senior unsecured notes due 2023 and $300.0 million outstanding in the Company’s senior unsecured notes due 2026.

For the three months ended September 30, 2021, the weighted average interest rate on debt outstanding was 3.0%, as compared to 3.2% for the three months ended June 30, 2021.

As of September 30, 2021, the Company had cash and cash equivalents (including foreign cash) of $35.1 million, $270.3 million of capacity under its JPM Credit Facility and $50.0 million of capacity under the Revolving Advisor Loan. As of September 30, 2021, the Company had $225.3 million of undrawn investment commitments.

As of September 30, 2021, the Company’s debt-to-equity and debt-to-equity (net of cash) ratios were 1.23x and 1.15x, respectively, as compared to 1.20x and 1.12x, respectively, as of June 30, 2021.

As of September 30, 2021, the Company was in compliance with all terms under its secured credit facilities.

During the quarter, the Company repurchased $37.5 million of its senior 8.50% unsecured notes due 2023 at a total cost of $39.5 million.

Endnotes

(1)	The fourth quarter dividend is payable on January 28, 2022 to holders of record as of December 31, 2021.

(2)	The weighted average yield is computed as (a) the annual stated interest rate or yield earned on the relevant accruing debt and other income producing securities plus amortization of fees and discounts on the performing debt and other income producing investments, divided by (b) the total relevant investments at amortized cost. The weighted average yield does not represent the total return to our stockholders.

CONFERENCE CALL INFORMATION

A conference call to discuss the Company’s financial results will be held live at 8:00 a.m. Eastern Time on November 4, 2021. Please visit BCSF’s webcast link located on the Events & Presentations page of the Investor Resources section of BCSF’s website at http://www.baincapitalbdc.com for a slide presentation that complements the Earnings Conference Call.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: 1-800-458-4121
•	International: 1-323-794-2597
•	Conference ID: 7785735

All participants will need to reference “Bain Capital Specialty Finance - Third Quarter Ended September 30, 2021 Earnings Conference Call” once connected with the operator. All participants are asked to dial in 10-15 minutes prior to the call.

Replay Information:

An archived replay will be available approximately three hours after the conference call concludes through November 11, 2021 via a webcast link located on the Investor Resources section of BCSF’s website, and via the dial-in numbers listed below:

•	Domestic: 1-844-512-2921
•	International: 1-412-317-6671
•	Conference ID: 7785735#

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data

	As of	As of
	September 30, 2021	December 30, 2021
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliate investments (amortized cost of $2,023,858 and $2,281,809, respectively)	$2,005,635	$2,261,461
Non-controlled/affiliate investment (amortized cost of $99,438 and $93,089, respectively)	107,576	92,915
Controlled affiliate investment (amortized cost of $256,766 and $147,841, respectively)	243,460	130,112
Cash and cash equivalents	34,277	53,704
Foreign cash (cost of $1,033 and $976, respectively)	829	972
Restricted cash and cash equivalents	57,802	27,026
Collateral on forward currency exchange contracts	4,564	4,934
Deferred financing costs	864	3,131
Interest receivable on investments	20,943	15,720
Receivable for sales and paydowns of investments	3,850	5,928
Prepaid Insurance	376	-
Unrealized appreciation on forward currency exchange contracts	4,071	-
Dividend receivable	14,417	7,589
Total Assets	$2,498,664	$2,603,492

Liabilities
Debt (net of unamortized debt issuance costs of $10,500 and $7,147, respectively)	$1,346,183	$1,458,360
Interest payable	8,471	8,223
Payable for investments purchased	5,400	10,991
Unrealized depreciation on forward currency exchange contracts	-	22,614
Base management fee payable	8,776	6,289
Incentive fee payable	4,531	3,799
Accounts payable and accrued expenses	3,673	3,261
Distributions payable	21,951	21,951
Total Liabilities	1,398,985	1,535,488
Commitments and Contingencies
Net Assets
Preferred stock, $0.001 par value per share, 10,000,000,000 shares authorized, none issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	$-	$-
Common stock, par value $0.001 per share, 100,000,000,000 and 100,000,000,000 shares authorized, 64,562,265 and 64,562,265 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	65	65
Paid in capital in excess of par value	1,166,453	1,166,453
Total distributable earnings (loss)	(66,839)	(98,514)
Total Net Assets	1,099,679	1,068,004
Total Liabilities and Total Net assets	$2,498,664	$2,603,492
Net asset value per share	$17.03	$16.54

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended September 30	For the Three Months Ended September 30	For the Three Months Ended September 30	For the Three Months Ended September 30
	2021	2020	2021	2020
Income
Interest from investments	$37,821	$43,558	$114,439	$135,576
Dividend income	38	34	38	748
PIK income	1,046	-	3,108	-
Other income	1,181	607	5,512	1,106
Total investment income from non-controlled/non-affiliate investments	40,086	44,199	123,097	137,430

Investment income from non-controlled/affiliate investments:
Interest from investments	455	56	1,355	56
PIK income	1,421	-	4,173	-
Total investment income from non-controlled/affiliate investments	1,876	56	5,528	56

Investment income from controlled affiliate investments:
Interest from investments	4,983	715	9,192	2,225
Dividend income	2,600	1,847	7,564	6,473
PIK income	-	-	483	-
Total investment income from controlled affiliate investments	7,583	2,562	17,239	8,698

Total investment income	49,545	46,817	145,864	146,184
Expenses
Interest and debt financing expenses	12,265	14,426	37,115	49,614
Base management fee	8,776	8,885	26,096	26,250
Incentive fee	4,531	-	19,301	-
Professional fees	581	296	2,254	1,909
Directors fees	186	209	529	555
Other general and administrative expenses	1,445	1,545	4,075	3,878
Total expenses before fee waivers	27,784	25,361	89,370	82,206
Base management fee waiver	-	-	(4,837)	-
Incentive fee waiver	-	-	(4,519)	-
Total expenses, net of fee waivers	27,784	25,361	80,014	82,206
Net investment income	21,761	21,456	65,850	63,978

Net realized and unrealized gains (losses)
Net realized gain (loss) on non-controlled/non-affiliate investments	(668)	(24,263)	22,589	(34,667)
Net realized loss on controlled affiliate investments	(621)	-	(3,858)	-
Net realized gain (loss) on foreign currency transactions	(72)	(19)	(2,093)	(368)
Net realized gain (loss) on forward currency exchange contracts	(2,085)	(130)	(23,773)	6,472
Net realized loss on extinguishment of debt	(2,546)	-	(2,546)	-
Net change in unrealized appreciation (depreciation) on foreign currency translation	(508)	194	(186)	89
Net change in unrealized appreciation (depreciation) on forward currency exchange contracts	6,080	(11,177)	26,685	(7,921)
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliate investments	922	73,892	2,125	(45,077)
Net change in unrealized appreciation on non-controlled/affiliate investments	2,905	1,689	8,312	4,697
Net change in unrealized appreciation (depreciation) on controlled affiliate investments	(1,826)	(10,185)	4,423	(18,421)
Total net gains (losses)	1,581	30,001	31,678	(95,196)
Net increase (decrease) in net assets resulting from operations	$23,342	$51,457	$97,528	$(31,218)
Basic and diluted net investment income per common share	$0.34	$0.33	$1.02	$1.13
Basic and diluted increase (decrease) in net assets resulting from operations per common share	$0.36	$0.80	$1.51	$(0.55)
Basic and diluted weighted average common shares outstanding	64,562,265	64,562,265	64,562,265	56,692,267

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended June 30,	For the Three Months Ended June 30,	For the Six Months Ended June 30,	For the Six Months Ended June 30,
	2021	2020	2021	2020
Income
Investment income from non-controlled/non-affiliate investments:
Interest from investments	$36,706	$44,147	$76,619	$92,018
Dividend income	-	681	-	714
PIK income	1,082	-	2,062	-
Other income	875	59	4,331	499
Total investment income from non-controlled/non-affiliate investments	38,663	44,887	83,012	93,231

Investment income from non-controlled/affiliate investments:
Interest from investments	477	-	900	-
PIK income	1,366	-	2,752	-
Total investment income from non-controlled/affiliate investments	1,843	-	3,652	-

Investment income from controlled affiliate investments:
Interest from investments	2,572	738	4,209	1,510
Dividend income	2,929	2,246	4,964	4,626
PIK income	483	-	483	-
Total investment income from controlled affiliate investments	5,984	2,984	9,656	6,136
Total investment income	46,490	47,871	96,320	99,367

Expenses
Interest and debt financing expenses	13,017	17,312	24,850	35,188
Base management fee	8,623	8,639	17,320	17,365
Incentive fee	8,042	-	14,771	-
Professional fees	714	643	1,673	1,613
Directors fees	171	171	343	346
Other general and administrative expenses	1,241	1,084	2,629	2,333
Total expenses before fee waivers	31,808	27,849	61,586	56,845
Base management fee waiver	(2,723)	-	(4,837)	-
Incentive fee waiver	(4,519)	-	(4,519)	-
Total expenses, net of fee waivers	24,566	27,849	52,230	56,845
Net investment income	21,924	20,022	44,090	42,522

Net realized and unrealized gains (losses)
Net realized gain (loss) on non-controlled/non-affiliate investments	4,845	52	23,258	(10,404)
Net realized loss on controlled affiliate investments	-	-	(3,237)	-
Net realized gain (loss) on foreign currency transactions	1,005	66	(2,021)	(349)
Net realized gain (loss) on forward currency exchange contracts	(18,396)	5,097	(21,688)	6,602
Net change in unrealized appreciation (depreciation) on foreign currency translation	(65)	104	322	(105)
Net change in unrealized appreciation (depreciation) on forward currency exchange contracts	16,028	(9,865)	20,604	3,256
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliate investments	4,426	10,418	1,202	(118,969)
Net change in unrealized appreciation on non-controlled/affiliate investments	5,780	3,008	5,407	3,008
Net change in unrealized appreciation (depreciation) on controlled affiliate investments	6,886	(7,130)	6,249	(8,236)
Total net gains (losses)	20,509	1,750	30,096	(125,197)

Net increase (decrease) in net assets resulting from operations	$42,433	$21,772 #	$74,186	$(82,675)

Basic and diluted net investment income per common share	$0.34	$0.37	$0.68	$0.81
Basic and diluted increase (decrease) in net assets resulting from operations per common share	$0.66	$0.40	$1.15	$(1.57)
Basic and diluted weighted average common shares outstanding	64,562,265	53,778,239	64,562,265	52,714,025

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle market companies. BCSF is managed by BCSF Advisors, LP, an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, LP. Since commencing investment operations on October 13, 2016, and through September 30, 2021, BCSF has invested approximately $4.7 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

This letter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this letter may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this letter.

Investor Contact:

Katherine Schneider

Tel. +1 212 803 9613

investors@baincapitalbdc.com

Media Contact:

Charlyn Lusk

Tel. +1 646 502 3549

clusk@stantonprm.com